UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 4, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Pinnacle Entertainment, Inc. (the “Company”) approved 2005 cash bonuses and deferred bonuses for certain officers of the Company. The 2005 deferred bonuses were awarded under the Deferred Bonus Plan, a summary of which was filed as Exhibit 10.56 to the Company’s Form 10-K/A filed with the Securities and Exchange Commission on May 9, 2005. The deferred bonuses are deferred and paid in three equal annual installments beginning January 2007. Daniel R. Lee’s 2005 cash bonus will be paid pursuant to the Company’s 2005 Equity and Performance Incentive Plan. All cash bonuses were paid on January 6, 2006 but for amounts that any executive officer may have elected to defer under Company benefit plans.

The 2005 cash bonuses and the bonuses that were awarded under the Deferred Bonus Plan to the persons serving as executive officers of the Company are as follows:

Name and Title	2005 Cash Bonus	2005 Deferred Bonus
Daniel R. Lee Chairman of the Board of Directors and Chief Executive Officer	$656,250	$656,250
Wade W. Hundley President	$350,000	$90,000
Stephen H. Capp Executive Vice President and Chief Financial Officer	$300,000	$90,000
Alain Uboldi Chief Operating Officer	$225,000	$75,000
John A. Godfrey Executive Vice President, Secretary and General Counsel	$235,000	$75,000

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Summary of 2005 Bonus Award Schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: January 10, 2006	By:	/s/ John A. Godfrey
John A. Godfrey Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Summary of 2005 Bonus Award Schedule